UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 14, 2018

Emerald Medical Applications Corp.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-15476

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor, NY	10005
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (212) 400-7198

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2018, the Board of Directors of Emerald Medical Applications Corp. (the "Registrant") received and accepted the letter of resignation from Mr. Ahmed Alimi, a copy of which is attached as Exhibit 17.10 hereto, resigning as Chief Executive Officer and Chairman of the Registrant and its wholly-owned Israel subsidiary, Emerald Medical Applications Ltd ("Emerald Israel"), effective February 14, 2018. Mr. Alimi will continue to serve as a business development consultant during 2018.

Mr. Ahmed stated in his letter of resignation that he had no disagreements with the operations, policies or practices of the Registrant or Emerald Israel on any matters.

On February 15, 2018, the Registrant's Board of Directors appointed Mr. Yair Fudim, as Chairman of the Board of Directors and Chief Executive Officer of the Registrant. Mr.Fudim previously served as Chairman of the Registrant's Board of Directors from April 30, 2015 until December 25, 2016, on which date Mr. Ahmed was appointed as Chairman and CEO. Mr. Fudim continued to serve as a member of the Registrant's Board of Directors from December 25, 2016 to the present.

Item 9.01 Financial Statements and Exhibits.

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
17.10	Letter of Resignation of Ahmed Alimi dated February 14, 2018, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Yair Fudim Chief Executive Officer Yair Fudim Date: February 15, 2018